EXHIBIT 10.36
                     AMENDED AND RESTATED PURCHASE AGREEMENT


      This Amended and Restated Purchase Agreement is made as of the 30th day of October, 1996, by and between First Investors Financial Services, Inc., a Texas corporation (the "Seller"), having its principal executive office at 675 Bering Drive, Suite 710, Houston, Texas 77057, and F.I.R.C., Inc., a Delaware corporation ("FIRC"), having its principal executive office at 675 Bering Drive, Suite 710, Houston, Texas 77057.

      WHEREAS, the Seller and FIRC desire to amend and restate that certain Purchase Agreement dated as of October 16, 1992, as amended by the First Amendment to Purchase Agreement dated as of November 5, 1993, and as further amended by the Second Amendment to Purchase Agreement dated as of March 3, 1994;

      NOW THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

      "Agent" shall have the meaning ascribed to it in the Credit
Agreement.

      "Agreement" shall mean this Amended and Restated Purchase Agreement, as the same may be amended, restated, modified, renewed or extended from time to time.

      "ALPI Insurance" shall have the meaning ascribed to it in the Credit Agreement.

      "Amount Financed" shall mean, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

      "Annual Percentage Rate" or "APR" shall mean, with respect to a Receivable, the annual rate of finance charges stated in such Receivable.

      "Assignment" shall mean the document of assignment substantially in the form attached to this Agreement as Exhibit "A".

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      "Banks" shall have the meaning ascribed to it in the Credit
Agreement.

      "Bank Collateral Agent" shall mean Texas Commerce Bank National Association and any successor thereto appointed pursuant to Section 19 of the Security Agreement.

      "Business Day" shall have the meaning ascribed to it in the Credit Agreement.

      "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of October 30, 1996, among FIRC, the Banks and the Agent, and any amendments, modifications, renewals or extensions thereof.

      "Credit Guidelines" shall mean policies and procedures of the Seller, relating to the operation of the automotive financing business of the Seller, including, without limitation, the policies and procedures for determining the creditworthiness of retail automotive installment sales contract customers, the extension of credit to such customers and relating to the maintenance of retail automotive installment sales contract accounts and collection of retail automotive installment sales contract receivables, as such policies and procedures may be amended from time to time.

      "Credit Insurance" shall have the meaning ascribed to it in the Credit Agreement.

      "Disbursement Authorization" shall have the meaning ascribed to it in the Escrow Agreement.

      "Effective Time" shall mean, with respect to the sale of any Receivable pursuant to this Agreement, the time at which the Escrow Agent, pursuant to a valid Disbursement Authorization, disburses to or for the account of Seller (upon the order of FIRC), the Purchase Price of such Receivable.

      "ERISA" and "ERISA Event" shall have the meanings ascribed to them in the Credit Agreement.

      "Escrow Agent" shall have the meaning ascribed to it in the Credit Agreement.

      "Escrow Agreement" shall have the meaning ascribed to it in the Credit Agreement.

      "Financed Vehicle" shall have the meaning ascribed to it in the Credit Agreement.

      "FIRC" shall mean F.I.R.C., Inc., a Delaware corporation.


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      "Lien" shall have the meaning ascribed to it in the Credit
Agreement.

      "Loan Package" shall have the meaning ascribed to it in the Servicing Agreement.

      "Obligor" shall have the meaning ascribed to it in the Credit
Agreement.

      "Person" shall have the meaning ascribed to it in the Credit
Agreement.

      "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method of calculating monthly actuarial receivables.

      "Purchase Amount" shall have the meaning ascribed to it in the Credit Agreement.

      "Purchase Price" shall mean, with respect to any Receivable sold by Seller to FIRC pursuant to this Agreement, the outstanding principal balance of such Receivable, computed in accordance with the Simple Interest Method, as of the applicable Effective Time.

      "Receivable" shall mean all of the present and future rights to payment under any retail installment sales contract, arising from the sale of a Financed Vehicle, which (i) Seller selects and tenders for sale to FIRC pursuant to the provisions of Article II of this Agreement, and (ii) has been reviewed and verified by the Servicer for inclusion in a Loan Package in conformity with the procedures set forth at Section 3.04(a) of the Servicing Agreement.

      "Security Agreement" shall have the meaning ascribed to it in the Credit Agreement.

      "Seller" shall mean First Investors Financial Services, Inc., a Texas corporation.

      "Servicer" shall mean General Electric Capital Corporation, a New York corporation, or its duly constituted successor appointed in accordance with the terms of the Servicing Agreement.

      "Servicing Agreement" shall mean that certain Amended and Restated Servicing Agreement dated as of October 30, 1996 between FIRC and the Servicer, and any amendments, modifications, renewals or extensions thereof.

      "Simple Interest Method" shall have the meaning ascribed to it in the Security Agreement.

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      "UCC" shall have the meaning ascribed to it in the Security
Agreement.


                                  ARTICLE II

                       PURCHASE AND SALE OF RECEIVABLES

      From time to time until the termination of this Agreement, the Seller shall sell and transfer Receivables to FIRC, and FIRC shall purchase and pay for such Receivables, as follows:

      (a) SELECTION OF RECEIVABLES. The Seller shall select Receivables for sale to FIRC hereunder in such amounts and at such times as Seller shall determine in its sole discretion. The Seller's selection of any Receivable for sale to FIRC shall be conclusively evidenced by the tender of such Receivable pursuant to clause (b) immediately following.

      (b) TENDER OF RECEIVABLES. The Seller shall tender a Receivable for sale to FIRC by inclusion of such Receivable in a Loan Package delivered to the Servicer, together with the documentation pertaining to such Receivable as contemplated by Section 3.04(a) of the Servicing Agreement, which documentation shall include a validly executed Assignment with respect to such Receivable.

      (c) TRANSFER OF RECEIVABLES. As of the Effective Time with respect to any Receivable, the Seller shall sell, transfer, assign and otherwise convey to FIRC, without recourse, a 100% interest in (i) all right, title and interest of the Seller in and to such Receivable, and all monies paid thereon, and due thereon, at or after the Effective Time; (ii) the interest of the Seller in all security interests and Liens in or on the Financed Vehicle and any accessions thereto granted by an Obligor pursuant to such Receivable; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit disability, Credit Insurance, or other insurance policies covering such Financed Vehicle or Obligor; (iv) the interest of the Seller in all rebates of premiums and other amounts relating to insurance policies and other items financed under such Receivables as of the Effective Time; and (v) the proceeds of any and all of the foregoing.

      (d) PAYMENT FOR RECEIVABLES. As of the Effective Time with respect to any Receivable, FIRC shall purchase and pay for such Receivable by causing the Purchase Price thereof to be disbursed to the Seller by the Escrow Agent in accordance with Section 2.1 of the Escrow Agreement.


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                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.01  REPRESENTATIONS AND WARRANTIES OF FIRC.

      FIRC hereby represents and warrants to the Seller as of the date hereof:

      (a) ORGANIZATION, ETC. FIRC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

      (b) DUE AUTHORIZATION AND NO VIOLATION. This Agreement has been duly authorized, executed and delivered by FIRC, and is the valid, binding and enforceable obligation of FIRC except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to FIRC), or (except as contemplated by the Security Agreement) result in the creation or imposition of any Lien, charge or encumbrance (in each case material to FIRC) upon any of the property or assets of FIRC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which FIRC is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of FIRC.

      (c) NO LITIGATION. No legal or governmental proceedings are pending to which FIRC is a party or of which any property of FIRC is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of FIRC and will not materially and adversely affect the performance by FIRC of its obligations under, or the validity and enforceability of, this Agreement.

3.02  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

      (a) The Seller hereby represents and warrants to FIRC as of the date hereof:

            (i) ORGANIZATION, ETC. The Seller has been duly incorporated and is validly existing as a corporation in good

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      standing under the laws of the State of Texas, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification

            (ii) POWER AND AUTHORITY. The Seller has full power and authority to sell and assign the property to be sold and assigned to FIRC hereunder and has duly authorized such sale and assignment to FIRC by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid and binding obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (iii) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Seller and its subsidiaries considered as a whole), or result in the creation or imposition of any Lien, charge or encumbrance (in each case material to the Seller and its subsidiaries considered as a whole) upon any of the property or assets of the Seller pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Seller.

            (iv) NO PROCEEDINGS. No legal or governmental proceedings are pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the validity or collectability of the Receivables, or upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement.

            (v) NO ADVERSE EVENTS. No event has occurred that would have a material adverse effect on the Receivables or the ability of the Seller to collect the Receivables or to perform its obligations hereunder.


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            (vi) SOLVENCY. The Seller is not insolvent and will not be rendered insolvent as a result of the sale of Receivables contemplated by this Agreement.

            (vii) PLACE OF BUSINESS. The chief place of business and chief executive office of the Seller is located at Houston, Texas and the location of the offices where the instruments, documents, agreements, books and records relating to the Receivables are kept is Buffalo, New York. The Seller has not operated under any trade names and has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

            (viii) TAXES. The Seller has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

            (ix) INVESTMENT COMPANY.  The Seller is not an
      "investment company" within the meaning of the Investment
      Company Act of 1940, as amended, or is exempt from the provisions of such act.

            (x) ERISA. The Seller is in compliance with ERISA in all material respects. No ERISA Event has occurred or is expected to occur that might result, directly or indirectly, in any lien being imposed on the property of the Seller.

      (b) The Seller makes the following representations and warranties as to the Receivables on which FIRC relies in purchasing the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, and as of the Effective Time and each date of determination thereafter (except with respect to item (xii), which representation and warranty shall speak only as of the Effective Time) with respect to each Receivable, but shall survive the sale, transfer, and assignment of the Receivables to FIRC:

            (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been originated in the United States of America, shall be payable in U.S. dollars by an Obligor which has provided a U.S. address as its most recent billing address, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller and shall have been validly assigned to the Seller, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to FIRC, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the

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      collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, (e) is an "Eligible Loan" as defined in the policy of ALPI Insurance covering the Receivables, (f) complies with the terms and conditions of the Credit Insurance, and (g) in the case of a Precomputed Receivable, shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the principal balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate.

            (ii) SELECTION OF RECEIVABLES. No selection procedures adverse to FIRC shall have been utilized in selecting the Receivables to be sold to FIRC pursuant to this Agreement.

            (iii) COMPLIANCE WITH LAW. Each Receivable and the related sale of the Financed Vehicle shall, at the relevant Effective Time, comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

            (iv) BINDING OBLIGATION. Each Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

            (v) NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

            (vi) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof pursuant hereto, each Receivable shall be secured by a validly perfected first priority Lien and security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first

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      priority security interest in the Financed Vehicle in favor of the Seller as secured party.

            (vii) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part.

            (viii) NO WAIVER. No provision of a Receivable shall have been waived.

            (ix) NO AMENDMENTS. No Receivable shall have been amended such that the number of the scheduled payments or the number of originally scheduled due dates shall have been increased.

            (x) NO DEFENSES. No right of rescission, setoff, counterclaim or defense shall have been asserted or threatened with respect to any Receivable.

            (xi) NO LIENS. No Liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be Liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

            (xii) NO DEFAULT. Except for payment defaults continuing for a period of not more than thirty days as of the Effective Time, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing. No Obligor on a Receivable has been identified by the Servicer or the Seller in its computer files as having (i) commenced, or been subject to at any time after such Obligor has entered into the installment sales contract which constitutes the Receivable, a case, action or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Obligor's debts, or seeking to have such Obligor adjudicated bankrupt or insolvent, or seeking to have a receiver, trustee, custodian or other similar official appointed for such Obligor or for all or any substantial part of such Obligor's assets or (ii) made a general assignment of such Obligor's creditors, which assignment is then in full force and effect.

            (xiii) INSURANCE. The Seller, in accordance with its customary procedures, shall have determined that the Obligor

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      has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

            (xiv) TITLE. It is the intention of the Seller that each transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to FIRC and that the beneficial interest in and title to the Receivables shall not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable shall have been sold, transferred, assigned, or pledged by the Seller to any Person other than FIRC. Immediately prior to any transfer and assignment herein contemplated, the Seller shall have good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, FIRC shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others, except for the security interest of the Bank Collateral Agent pursuant to the Security Agreement; and the transfer shall have been perfected under the UCC.

            (xv) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable.

            (xvi) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give FIRC a first perfected ownership interest in the Receivables shall have been made.

            (xvii) ONE ORIGINAL. There shall be only one original executed copy of each Receivable.

            (xviii) NEW OR USED VEHICLES. Each Financed Vehicle shall have been a new or used automobile or light truck at the time the related Obligor executed the retail installment sale contract. Each retail installment sales contract was sold to the Seller in the ordinary course of the Seller's business and was created as a result of an advance by a bank or factory authorized dealer directly to or for the benefit of an Obligor.

            (xix)  CHATTEL PAPER.  Each Receivable constitutes
      "chattel paper" under the UCC.

            (xx) MATURITY OF RECEIVABLES. Each Receivable shall have an original maturity of not greater than 60 months.


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            (xxi) CONFORMITY OF DOCUMENTATION. The documentation contained in the Loan Package with respect to each Receivable, as delivered to the Servicer in accordance with Section 3.04(a) of the Servicing Agreement, conforms in all material respects with the requirements of the Servicing Agreement.

            (xxii) ACCURACY OF STATEMENTS. All statements made to the Purchaser pertaining to the sale of a Receivable, each document, book, record or report delivered to the Purchaser or the Escrow Agent in connection therewith, and the information set forth in the related Assignment, are true and correct in all material respects and do not contain any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

            (xxiii) CREDIT GUIDELINES. Each Receivable shall have been created in accordance with, or under standards no less stringent than the Credit Guidelines.

            (xxiv) MINIMUM APR. Each Receivable has a minimum APR of at least 13%.

            (xxv) PAYMENTS TO SERVICER. Each Obligor is required to make payments to a lockbox under the control of the Servicer.

            (xxvi) RECEIVABLE NOT IMPAIRED. The Seller has not, at the time of the sale to FIRC of each Receivable hereunder, in any manner impaired the rights of FIRC in such Receivable.



                                  ARTICLE IV

                                  CONDITIONS

4.01  CONDITIONS TO OBLIGATIONS OF FIRC.

      The obligation of FIRC to purchase the Receivables is subject to the satisfaction of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller hereunder shall be true and correct at the Effective Time with respect to each Receivable, with the same effect as if then made.

      (b)  DOCUMENTS TO BE DELIVERED BY THE SELLER.

            (i) THE ASSIGNMENT. As provided herein, the Seller shall have executed and delivered an Assignment with respect to each Receivable. The Assignment shall be substantially in

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      the form of Exhibit A hereto.

            (ii) EVIDENCE OF UCC FILING. The Seller shall have recorded and filed, at its own expense, a UCC-1 financing statement in each jurisdiction in which filing is required by applicable law, executed by the Seller, as seller of the Receivables, and naming FIRC, as purchaser of the Receivables, and the Bank Collateral Agent as assignee, describing the Receivables and the other property conveyed hereunder, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to FIRC. The Seller shall deliver to FIRC and to the Bank Collateral Agent a file-stamped copy, or other evidence of such filing satisfactory to FIRC and the Bank Collateral Agent.

            (iii) OTHER DOCUMENTS. All other documents comprising the Loan Package as specified in Section 3.04(a) of the Servicing Agreement shall have been delivered to the Servicer and verified by the Servicer in accordance therewith, and such other documents as FIRC may reasonably request shall have been delivered to FIRC.

4.02  CONDITIONS TO OBLIGATIONS OF THE SELLER.

      The obligation of the Seller to sell the Receivables to FIRC is subject to the satisfaction of the following conditions:

      (a) REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of FIRC shall be true and correct at the Effective Time and each date of determination thereafter with the same effect as if then made.

      (b) RECEIVABLES PURCHASE PRICE. At the Effective Time with respect to each Receivable, FIRC shall have delivered to the Seller the Purchase Price of each Receivable, as provided in clause (d) of Article II, above.

                                   ARTICLE V

                            COVENANTS OF THE SELLER

      The Seller agrees with FIRC as follows:

5.01  PROTECTION OF RIGHT, TITLE AND INTEREST.

      (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of FIRC in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to FIRC file-

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stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 of the UCC, unless it shall have given FIRC, the Bank Collateral Agent and the Agent (at the address noted in the Credit Agreement) at least sixty days' prior written notice thereof and shall have filed appropriate amendments to all previously filed financing statements or continuation statements prior to such changes.

      (c) The Seller shall give FIRC, the Bank Collateral Agent and the Agent (at the address noted in the Credit Agreement) at least sixty days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such amendment prior to any such relocation. The Seller shall at all time maintain its principal executive office within the United States of America.

      (d) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to FIRC, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of FIRC in such Receivable and that such Receivable is owned by FIRC and has been pledged to the Bank Collateral Agent. Indication of FIRC's ownership of a Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

      (e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, the same shall indicate clearly that such Receivable has been sold to and is owned by FIRC and has been pledged to the Bank Collateral Agent.

      (f) Prior to the Effective Time with respect to each Receivable, the Seller shall cause the following notation to be stamped on the face of the retail installment sales contract evidencing such Receivable: "FIRST INVESTORS FINANCIAL SERVICES, INC. HAS SOLD AND ASSIGNED ALL RIGHT, TITLE AND INTEREST IN THIS CONTRACT TO F.I.R.C., INC., WHICH HAS GRANTED A SECURITY INTEREST IN THIS CONTRACT TO TEXAS COMMERCE BANK, N.A. AS COLLATERAL AGENT FOR NATIONSBANK OF TEXAS, N.A. AND OTHERS.


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      (g) Within sixty days after the Effective Time with respect to each
Receivable, the Seller shall give written notice by regular mail, addressed to the Obligor under such Receivable, in form acceptable to FIRC, to the effect that such Receivable has been sold and assigned to FIRC.

      (h) The Seller shall permit FIRC and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

      (i) Upon request, the Seller shall furnish to FIRC, within five Business Days, a list of all Receivables (by contract number and name of Obligor) previously sold to FIRC pursuant to this Agreement.

      5.02 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest in the Receivables, and the Seller shall defend the right, title, and interest of FIRC in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

      5.03 COSTS AND EXPENSES. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of FIRC's right, title and interest in and to the Receivables, and in and to the Financed Vehicles and the Seller shall take, at its expense, any additional action required by FIRC, the Bank Collateral Agent, or the Agent in order to protect FIRC's and the Banks' interests in the Receivables and the Financed Vehicles and, in connection therewith, shall execute and file such financing statements, or amendments thereto, continuation statements, and such other instruments, documents, or notices as may be requested by FIRC, the Bank Collateral Agent, or the Agent.

      5.04 INDEMNIFICATION. The Seller shall indemnify FIRC, the Bank Collateral Agent, the Agent and the Banks for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

      5.05 SALE. Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

      5.06 SELLER'S RECEIPT OF PAYMENTS. Seller agrees that any amounts received by Seller in respect of any of the Receivables after the Effective Time applicable thereto shall be received in

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trust for the benefit of the Purchaser, shall be segregated from other funds of the Seller and shall forthwith be paid over to the Purchaser in the same form as so received (with any necessary endorsement).

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

      6.01 OBLIGATION OF SELLER. The obligations of the Seller under this Agreement shall not be affected by reason of the invalidity, illegality or irregularity of any Receivable.

      6.02 REPURCHASE EVENTS. The Seller hereby covenants and agrees with FIRC (for the benefit of FIRC, the Agent, the Banks, or the Bank Collateral Agent, as their interest may appear), that the Seller shall promptly repurchase from FIRC any Receivable, for the Purchase Amount in cash, with respect to which either of the following events ("Repurchase Events") shall have occurred: (i) any representation or warranty of the Seller contained in Section 3.02(b) shall have been breached with respect to such Receivable as of the Effective Time or as of any date of determination, or (ii) FIRC, or any servicing agent who may at the time be servicing such Receivable for FIRC, shall have failed to receive, within sixty days following the applicable Effective Time, (A) a Tax Collector's Receipt for Texas Title Application/Registration/Motor Vehicle Tax (commonly known as a "white slip") in proper form, (B) a Certificate of Title in proper form issued by the Texas Department of Transportation, or (C) the equivalent certificates or registrations in proper form issued by the appropriate authorities of other states if applicable, reflecting FIRC (or the Seller) as the lienholder thereon with respect to the Financed Vehicle covered by such Receivable. This repurchase obligation of the Seller shall constitute the sole remedy of FIRC, the Agent, the Banks or the Bank Collateral Agent against the Seller with respect to any Repurchase Event. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, upon payment of the Purchase Amount for such repurchased Receivables, FIRC shall assign, without recourse, representation or warranty, to the Seller all of FIRC's right, title and interest in and to such Receivables, and all security and documents relating thereto.

      6.03 TERMINATION. The obligations of Seller to sell Receivables to FIRC, and of FIRC to purchase Receivables from Seller, pursuant to this Agreement shall terminate at such time as the Obligations, as defined in the Security Agreement, are paid in full; provided, however, that (i) the representations and warranties of Seller pursuant to Section 3.02(b) of this Agreement, insofar as they relate to Receivables sold to FIRC pursuant to this Agreement prior to such termination, shall survive such termination; (ii) with respect to such Receivables, the obligations of Seller set forth in Sections 5.01, 5.02, 5.03 and 5.06

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pertaining to the protection of such Receivables, and the obligation of Seller set forth in Section 5.04 pertaining to indemnification under certain circumstances, shall survive such termination; and (iii) with respect to such Receivables, the repurchase obligations of Seller pursuant to Section 6.02 shall survive such termination.

      6.04 AMENDMENT. This Agreement may be amended from time to time by a written instrument duly executed and delivered by the Seller and the Purchaser; PROVIDED, HOWEVER, that no such amendment shall be effective without the prior written consent of the Agent.

      6.05 COLLATERAL ASSIGNMENT. Notwithstanding anything to the contrary contained herein, the Seller (i) acknowledges and consents that FIRC has assigned its rights hereunder and its interest herein as collateral for its indebtedness under the Credit Agreement and its Obligations (as defined in the Security Agreement), and (ii) agrees to attorn to the Bank Collateral Agent or the Agent in the event of their succession to the rights and interest of FIRC hereunder by reason of foreclosure or otherwise.

      6.06 POWER OF ATTORNEY. The parties recognize that, notwithstanding the sale and assignment of a Receivable to FIRC pursuant to this Agreement, it may not be practicable under applicable state recordation procedures to substitute FIRC for the Seller as the lienholder identified on the certificate of title or similarly recorded instrument pertaining to the related Financed Vehicle. Accordingly, with respect to each Receivable, the Seller hereby grants to FIRC, and to any servicing agent who may service such Receivable for FIRC, an irrevocable power of attorney, coupled with an interest, to enforce, in the name, place and stead of the Seller, all rights and remedies of the holder of such Receivable and of the security interests in the related Financed Vehicle. The Seller agrees to provide, promptly upon the request of FIRC or such servicer, any additional documentation which they may reasonably require to evidence, or otherwise to more perfectly vest, the irrevocable power of attorney granted hereby. The Seller also agrees, at the Agent's request and at its expense, to execute such documents as are required under Section 501.114 of the Texas Certificate of Title act to assign the liens recorded on the Certificates of Title covering the Financed Vehicles from the Seller to FIRC, if the Agent shall have reasonably determined that such assignment is necessary to the enforcement of the related Receivable or Receivables.

      6.07 WAIVERS. No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.


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      6.08 NOTICES. All communications and notices directed to either party pursuant to this Agreement shall be in writing addressed or delivered to it at its address shown in the introductory paragraph of this Agreement or at such other address as may be designated by it by notice to other party and, if mailed or transmitted by facsimile transmission, shall be deemed given when mailed or transmitted.

      6.09 COSTS AND EXPENSES. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of FIRC, in connection with the perfection as against third parties of FIRC's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

      6.10 HEADINGS AND CROSS REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

      6.11 GOVERNING LAW. This Agreement and the Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

      6.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      6.13 NO BANKRUPTCY PETITION AGAINST FIRC. The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the repayment of all amounts borrowed by FIRC under the Credit Agreement, it will not institute against or join any person in instituting against FIRC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States of any state of the United States.

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      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                    FIRST INVESTORS FINANCIAL SERVICES,
                                      INC.


                                    By:   TOMMY A. MOORE
                                          Tommy A. Moore, Jr., President


                                    F.I.R.C., Inc.


                                    By:    TOMMY A. MOORE
                                          Tommy A. Moore, Jr., President



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